Exhibit 10.8

SWAP TRANSACTION CONFIRMATION

Date:	March 31, 2008

To:

Fifth Third Auto Trust 2008-1 (“Party B”)

c/o Wilmington Trust Company, as Owner Trustee

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890

Attention: Corporate Trust Administration

Facsimile: (302) 636-4140

From:	Credit Suisse International (“Party A”) One Cabot Square London E14 4QJ

External ID	53395475

TCN No.	448376869

Dear Sir or Madam:

The purpose of this letter (this “Confirmation”) is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the “Transaction”). This Confirmation constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below.

1. The definitions and provisions contained in (i) the 2006 ISDA Definitions (the “ISDA Definitions”), as published by the International Swaps and Derivatives Association, Inc., and (ii) the Sale and Servicing Agreement dated as of March 31, 2008 (the “Sale and Servicing Agreement”) between Party B, Fifth Third Holdings Funding, LLC, Fifth Third Bank and The Bank of New York, relating to the issuance by Party B of certain debt obligations, are incorporated into this Confirmation. In the event of any inconsistency between the ISDA Definitions and this Confirmation, this Confirmation will govern. References herein to a “Transaction” shall be deemed to be references to a “Swap Transaction” for purposes of the ISDA Definitions. Capitalized terms used but not defined herein have the meanings ascribed to them in the Sale and Servicing Agreement.

This Confirmation supplements, forms a part of, and is subject to, the 1992 ISDA Master Agreement dated as of March 31, 2008 (including the Schedule thereto) as amended and supplemented from time to time (the “Agreement”) between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified herein.

2. The terms of the particular Transaction to which the Confirmation relates are as follows:

Transaction Type:	Interest Rate Swap

Currency for Payments:	U.S. Dollars

Notional Amount:

For the Initial Calculation Period, the Notional Amount shall be equal to USD 143,000,000. For each subsequent Calculation Period, the Notional Amount shall be equal to the aggregate outstanding principal amount of the Class A-2-B Notes on the first day of such Calculation Period. With respect to any Payment Date, the aggregate outstanding principal amount of the Class A-2-B Notes will be determined using the Servicer’s Certificate issued pursuant to the Sale and Servicing Agreement on the Determination Date immediately preceding the Payment Date (giving effect to any reductions of the outstanding principal amount of the Class A-2-B Notes reflected in such Servicer’s Certificate).

Initial Calculation Period:	From and including the Effective Date to but excluding April 15, 2008.

Term: Trade Date: Effective Date:	March 26, 2008 March 31, 2008

Termination Date:

The earlier of (i) February 15, 2011 and (ii) the date on which the outstanding principal amount of the Class A-2-B Notes is reduced to zero, in each case subject to adjustment in accordance with the Business Day Convention.

Business Day:	New York, Delaware, Michigan, Illinois and Ohio

Business Day Convention:	Following

Fixed Amounts: Fixed Rate Payer:	Party B

Calculation Period End Dates:	Monthly on the 15th of each month, commencing April 15, 2008, through and including the Termination Date, in each case with No Adjustment.

Payment Dates:	Monthly on the 15th of each month, commencing April 15, 2008, through and including the Termination Date, in each case subject to adjustment in accordance with the Business Day Convention.

Fixed Rate:	3.625%

Fixed Rate Day Count Fraction:	30/360

Floating Amounts:

Floating Rate Payer:	Party A

Calculation Period End Dates:	Monthly on the 15th of each month, commencing April 15, 2008, through and including the Termination Date, in each case subject to adjustment in accordance with the Business Day Convention.

Payment Dates:	Monthly on the 15th of each month, commencing April 15th, 2008, through and including the Termination Date, in each case subject to adjustment in accordance with the Business Day Convention.

Floating Rate for initial Calculation Period	4.17992% (inclusive of Spread)

Floating Rate Option:	USD -LIBOR -BBA

Designated Maturity:	1 Month

Spread:	125 basis points

Floating Rate Day Count Fraction:	Actual/360

Reset Dates:	The first day of each Calculation Period

Compounding:	Inapplicable

3. The additional provisions of this Confirmation are as follows:

Calculation Agent:	As specified in the Agreement

Payments to Party A:	JP Morgan Chase Bank NA ABA 021000021 Acct: Credit-Suisse AC#: 066-291607

Payments to Party B:	Fifth Third Auto Trust 2008-1 ABA 042000314 DDA#: 99120001 FBO: Treasury

Unless otherwise provided in the Agreement, this Confirmation is governed by the laws of the State of New York.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returning it to us.

Very truly yours,

CREDIT SUISSE INTERNATIONAL

By:	/s/ Marisa Scauzillo
Name:	Marisa Scauzillo
Title:	Authorized Signatory

By:	/s/ Marleen Nobile
Name:	Marleen Nobile
Title:	Authorized Signatory

Accepted and confirmed as of the date first above written:

FIFTH THIRD AUTO TRUST 2008-1

By:	Wilmington Trust Company, not in its individual capacity but solely in its capacity as Owner Trustee

By:	/s/ J. Christopher Murphy
Name:	J. Christopher Murphy
Title:	Financial Services Officer